POWER OF ATTORNEY


         Chalmers Wylie whose signature appears below, does hereby constitute and appoint Jeffrey L. Steele, Patrick W.D. Turley, Olivia P. Adler, Robert L. Tuch and Paul F. Roye, each individually, his true and lawful attorneys and agents, with power of substitution or resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, each individually, may deem necessary or advisable or which may be required to enable The Coventry Group (the "Group"), to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments to the Group's Registration Statement on Form N-1A pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, Chalmers Wylie, as Trustee of the Group, any and all such amendments filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Date:  March 30, 1998



                                                         /s/ Chalmers Wylie
                                                             Chalmers Wylie